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                                                                  Exhibit (2)(h)


                           PLACEMENT AGENCY AGREEMENT

             J.P. MORGAN ATLAS GLOBAL LONG/SHORT EQUITY FUND, L.L.C.
                     1211 Avenue of the Americas, 42nd Floor
                            New York, New York 10036

J.P. Morgan Securities Inc.
345 Park Avenue
New York, New York 10154

      Re: Appointment as Placement Agent

Ladies and Gentlemen:

      J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Fund"), agrees with you as follows:

      1. Fund Offering.

      The Fund proposes to issue and to sell limited liability company interests ("Interests") in accordance with a Private Placement Memorandum issued by the Fund, as amended or supplemented from time to time (the "Memorandum").

      2. Definitions.

      All capitalized terms used in this Agreement that are not separately defined in this Agreement have the respective meanings set out in the Memorandum.

      3. Placement of Interests.

      (a) Subject to the terms and conditions set forth in this Agreement, the Fund appoints you as a placement agent in connection with the placement of Interests. This appointment is non-exclusive and we may appoint at any time and from time to time other placement agents in our sole discretion. Subject to the performance in all material respects by the Fund of its obligations under this Agreement, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Fund contained in this Agreement, you accept such agency and agree on the terms and conditions set out in this Agreement to use your best efforts to find qualified subscribers for Interests and to use all reasonable efforts to assist the Fund in obtaining performance by each subscriber.

      (b) The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"), pursuant to Section 4(2) of that Act and/or Regulation D under that Act. Both you and the Fund have established the following procedures in connection with the offers and sales of Interests and agree that neither of you will make offers or sales of any Interests except in compliance with such procedures:
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            (i) Offers and sales of Interests will be made only in compliance with Section 4(2) of the Securities Act and/or Regulation D under that Act and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under that Act.

            (ii) Sales of Interests will be made only to investors that qualify as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940.

            (iii) No sale of an Interest to any one investor will be for less than the minimum denominations as may be specified in the Memorandum; provided, that the Managing Member may from time to time vary such minimum denominations with respect to individual investors or categories of investors.

            (iv) No offer or sale of an Interest may be made in any state or foreign jurisdiction, or to any prospective investor located in any state or foreign jurisdiction, where such Interest has not been registered or qualified for offer and sale under applicable state or foreign securities laws unless such Interest is exempt from the registration or qualification requirements of such laws. In all instances, the Fund will inform you of the permissible states and foreign jurisdictions with respect to offers and sales of Interests. No offers or sales of Interests may be made in any other jurisdiction without the Fund's advance approval.

      (c) For purposes of the offering of Interests, the Fund has furnished to you copies of the Memorandum and subscription documentation that will be furnished to prospective investors. Additional copies will be furnished in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Memorandum or any written supplements to the Memorandum, or in any executive summary, "flip book" or other materials relating to the Fund, in each case as we have prepared or as you have prepared and we have reviewed and approved (our approval of any such other materials shall not relieve you of your obligation to ensure the accuracy of any such other materials, except to the extent you rely on information provided by the Fund in preparing such materials, or of your obligation to ensure that your use of all materials is in compliance with all applicable U.S. laws and regulations). You will keep a record of each prospective investor to which or to whom you furnish a copy of the Memorandum or other materials and will promptly provide us with such records at any time upon our written request.

4.       Subscriptions for Interests.

      (a) The initial closing date for subscriptions for Interests is October 1, 2003 (the "Initial Closing Date"). After the Initial Closing Date, the Fund may from time to time, in the sole discretion of the Managing Member, offer Interests to investors for purchase ("Subsequent Offerings"). The Fund expects that Subsequent Offerings will occur monthly and that subscriptions for Interests will be accepted as of the first day of each month.

      (b) All subscriptions for Interests and payments by subscribers of subscription amounts for Interests will be made in accordance with the terms and conditions set out in the Memorandum and subscription documentation; provided, that the Managing Member may from


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time to time vary the minimum subscription amounts with respect to individual investors or classes of investors. Subscriptions will be subject to acceptance by the Managing Member, as described in Section 5 below.

      (c) All payments received by you under this Agreement for subscriptions in the name and on behalf of the Fund will be handled by you in accordance with the terms of the subscription documentation.

      (d) If the Managing Member rejects any subscriptions, it will notify PFPC Trust Company, as custodian for the Fund, and PFPC Inc., as escrow agent for the Fund, or any other custodian or escrow agent who may be serving in such capacity at that time, to return all subscription payments to investors, plus accrued interest, if any.

      5. Transmission of Subscriptions.

      You are appointed as agent of the Fund and its Managing Member for purposes of determining whether to transmit subscriptions for Interests to the Managing Member. Subscriptions will be transmitted only if the investor: (a) has supplied properly completed subscription documentation or, in the case of an additional investment by an existing member, has supplied the proper short-form additional subscription document, which confirms the representations and statements made in the previously-supplied subscription documentation; and (b) has made proper payment for Interests. Subscriptions will not be transmitted if it appears that any of the terms or conditions applicable to subscriptions for Interests as set out in the Memorandum, the subscription documentation, or
Section 3(b) of this Agreement have not been satisfied, in which case you will use reasonable efforts to obtain properly completed subscription documentation and any other necessary information. Properly completed subscription documentation will be promptly transmitted to the Managing Member. The Managing Member reserves the right to reject any subscriptions for Interests in the Fund and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

      6. Eligibility and Suitability; Investor Servicing.

      You are responsible for ensuring that you present to the Fund only prospective investors that you reasonably believe are eligible to invest in the Fund and that satisfy all the conditions set out in the Memorandum, and for ensuring that an investment in the Fund is a suitable investment for such prospective investor. You agree to perform administrative and client servicing functions with respect to investors that you introduce to the Fund, including but not limited to: (a) responding to investor inquiries regarding account status and history, the manner in which purchases, tenders and transfers of Interests are effected and providing copies of the forms relating to such transactions required by the Fund to such investors; (b) passing on copies (without any amendment thereto) of all documents supplied by the Fund or their authorized agents for the information of or completion by investors, including but not limited to the Fund's annual and semi-annual financial statements and its monthly and quarterly reports, to the extent such documents are not provided directly by the Fund to investors; and (c) other client servicing functions as you deem appropriate or as may be agreed with the Investment Manager or the Managing Member from time to time.


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      7. Representations and Warranties of the Fund.

      The Fund represents and warrants to you that:

      (a) The Fund has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Memorandum.

      (b) The Fund intends to engage in business as a closed-end, non-diversified management investment company and is registered as such under the Investment Company Act of 1940 ("1940 Act").

      (c) Interests to be or which may be issued by the Fund have been duly authorized by the Fund for issuance and sale and, when issued and delivered by the Fund, Interests will conform in all material respects to all statements relating to Interests contained in the Memorandum.

      (d) The issuance and sale of Interests by the Fund and the execution, delivery and performance of the Fund's obligations under this Agreement will not result in the violation of any applicable law.

      (e) The Fund will apply the proceeds from the sale of Interests for the purposes set out in the Memorandum.

      (f) The Memorandum, including any amendments or supplements thereto, any executive summary or "flip book" pertaining to the Fund, or other written materials concerning the Fund, in each case furnished to JPMorgan by the Fund, will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein not misleading in light of the circumstances under which they were made.

      (g) This Agreement has been duly authorized, executed and delivered by the Fund and, assuming your execution of the same, will constitute a valid and binding agreement of the Fund.

      8. Covenants of the Fund.

      The Fund covenants and agrees with you as follows:

      (a) You will be furnished with such documents as you may reasonably require, from time to time, for the purpose of enabling you to pass upon the issuance and sale of Interests as contemplated in this Agreement and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement.

      (b) If, at any time after the Initial Closing Date, an event occurs that in the opinion of counsel to the Fund materially affects the Fund and that should be set out in an


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amendment or supplement to the Memorandum in order to make the statements in the
Memorandum not misleading in light of the circumstances under which they are made, the Fund will notify you as promptly as practical of the occurrence of the event and prepare and furnish to you copies of an amendment or supplement to the Memorandum, in such reasonable quantities as you may request, in order that the Memorandum will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements in the Memorandum not misleading in light of the circumstances under which they are made.

      9. Representations and Warranties of the Placement Agent.

      You represent and warrant that:

      (a) You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.

      (b) You have maintained and will maintain all licenses and registrations necessary under applicable U.S. law and regulations (including the rules of the National Association of Securities Dealers, Inc.) to provide the services required to be provided by you under this Agreement.

      (c) You have not solicited and will not solicit any offers to buy or offers to sell Interests in any manner that would be inconsistent with applicable U.S. laws and regulations, or with the procedures for solicitations contemplated by the Memorandum or this Agreement, in any manner that would constitute a general solicitation or general advertising with respect to Interests, including, but not limited to, any seminar or meeting conducted whose attendees have been invited by any general solicitation or general advertising, or any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or other means of electronic communication, unless access to that communication is limited to those persons eligible to purchase Interests. You will otherwise comply with all applicable U.S. laws and regulations in carrying out your obligations under this Agreement.

      (d) You will furnish to each subscriber of an Interest solicited by you, or otherwise confirm the receipt by such subscriber of, a current copy of the Memorandum, including any current amendments or supplements to the Memorandum provided to you by the Fund pursuant to Section 8(b) of this Agreement, the LLC Agreement, the subscription documentation (in the case of a new subscriber), the short-form additional subscription documentation (in the case of an existing member), and any other such additional information as the Fund or the Investment Manager sees fit or as may be reasonably requested by the Fund or the Investment Manager or required by applicable law or regulation, prior to the subscriber's admission as a member of the Fund, or, in the case of an additional investment by an existing member, prior to the acceptance of an additional subscription (to the extent such member has not already received such documentation) from such existing member.


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      10. Anti-Money Laundering Measures.

      (a) You understand and agree that the Fund prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any applicable U.S. laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department's Office of Foreign Assets Control(1) ("OFAC"), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure's immediate family or any close associate of a senior foreign political figure(2), unless the Managing Member, after being specifically notified by you in writing that an investor is such a person, conducts further due diligence or requests that you conduct further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank(3) (such persons or entities in (i) - (iv) are collectively referred to as "Prohibited Persons").

      (b) You undertake to:

            (i) comply with all applicable U.S. laws, rules, regulations and other requirements, including those relating to anti-money laundering provisions;

            (ii) establish the identity of all investors and carry out verification of the identity of such investors and hold evidence of the identities of all investors, and to the extent such an investor (other than an investor that is a publicly traded entity) has any beneficial owners(4), carry out due diligence to establish the identities of such beneficial owners;

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1     The OFAC list may be accessed on the web at http://www.treas.gov/ofac.

2 Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure's parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3 Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

4 Beneficial owners will include, but not be limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the participant in a self-directed pension plan; (viii) the sponsor of any other pension plan; and (ix) any person being represented by

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            (iii) keep all records and documentation pertaining to any related due diligence procedures;

            (iv) in the event the Managing Member, the Fund or the Investment Manager is required by the relevant authorities in the United States or any other relevant authority, to satisfy itself or such authorities as to the identity of any investor, or in the event that the Managing Member, the Fund or the Investment Manager presents you with reasonably probative evidence that money laundering has occurred or is occurring, provide copies of all due diligence materials relating to such investor to the Managing Member, the Fund, the Investment Manager and/or all authorities, as relevant; and

            (v) have in place procedures to prevent your activities from causing an investment in the Fund being made, either directly or indirectly, (A) in contravention of any applicable laws and regulations, including international money laundering regulations or conventions, or (B) by any Prohibited Person.

      11. Compensation of Placement Agent.

      (a) Subject to any more specific terms that you may from time to time agree with the Managing Member or the Investment Manager, you are entitled to charge a sales commission on the purchase price of an Interest of up to 3.0% upon acceptance of the subscription documentation by the Managing Member as generally described in the Memorandum. You will ensure that the amount of the sales commission is either (i) paid directly to you by the investor or (ii) deducted by you from the investor's subscription amount and that the balance of the subscription amount is remitted to the Fund's escrow agent. You will notify the Fund of the amount of the sales commission that is paid with respect to each subscription of an Interest as well as the subscription amount remitted to the Fund's escrow agent with respect to each subscription.

      (b) Except as may otherwise be agreed to by the Fund, you will be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement, including the costs associated with the preparation, printing and distribution of any sales materials and ensuring the compliance of such materials with all applicable laws and regulations (other than those costs associated with preparing and updating the Memorandum, which costs will be borne by the Fund) and the costs of performing the obligations set out in Section 6 above. You must receive the approval of the Investment Manager or the Managing Member prior to the distribution of any sales materials.

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      the investor in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity (other than a publicly-traded entity), then "beneficial owners" shall include that entity's beneficial owners.

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      12. Indemnification.

      The parties agree to indemnify one another as follows:

      (a) The Fund agrees to indemnify and hold harmless you and each person who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") ("controlling person") against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) ("Losses", and individually, a "Loss") to which you or a controlling person may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such Losses (or actions in respect of such Losses) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, the subscription documentation, or any document furnished to you by the Fund pursuant to paragraphs 3(c) or 9(d) of this Agreement, as such documents may be amended or supplemented from time to time, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund will not be liable to you or any controlling person in any case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund by you or through you expressly for the use therein; and further provided that this indemnity will not protect you or any other person who may otherwise be entitled to indemnity under this Agreement from or against any liability to which you or they would be subject by reason of your own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of your or their duties under this Agreement. Any determination by the Fund to indemnify you for the foregoing liabilities will be made in accordance with the requirements of Section 17 of the 1940 Act. This indemnity will be in addition to any liability that the Fund may otherwise have incurred under this Agreement.

      (b) You agree to indemnify and hold harmless the Fund, the Investment Manager, the Managing Member, and each controlling person of the Fund against any Losses to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such Losses (or actions in respect of such Losses) arise out of or are based upon a breach by you of any of the covenants, agreements, representations or warranties contained in this Agreement, or upon any untrue statement or alleged untrue statement of a material fact made by you, or an omission or alleged omission to state a material fact necessary to make a statement made by you not misleading, in connection with your placement of Interests; provided, however, that you will not be liable to the Fund or any controlling person of the Fund in any case to the extent, but only to the extent, that any such Loss arises out of or is based upon a statement by you in reliance on or in conformity with the Memorandum or the subscription documentation, as such documents may be amended or supplemented from time to time, or other written information furnished to you or on your behalf through you by the Fund expressly for use in connection with the placement of Interests; and further provided that this indemnity will not protect the Fund, the Investment Manager, the Managing Member, and each controlling person of the Fund or any other person who may otherwise be entitled to indemnity


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under this Agreement from or against any liability to which they would be subject by reason of their own willful misfeasance, bad faith, or reckless disregard of their duties under this Agreement. This indemnity will be in addition to any liability that you may otherwise have incurred under this Agreement.

      (c) Promptly after receipt by an indemnified party under Section 12(a) or
(b) of this Agreement of notice of the commencement of any action, the indemnified party will, if a claim in respect of the action is to be made against the indemnifying party under Section 12(a) or (b) of this Agreement, notify the party against whom indemnification is to be sought in writing of the commencement of the action. The failure so to notify an indemnifying party will not relieve it from any other liability which it may have under this Section 12 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of the action, the indemnifying party will be entitled to participate in the action and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the notice from the indemnified party, to assume the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that if, in the reasonable judgment of the indemnified party, a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel, the indemnified party will have the right to employ separate counsel in any such action, in which event the fees and expenses of the separate counsel will be borne by the indemnifying party or parties. After notice from the indemnifying party to the indemnified party of its election to assume such defense and the approval by the indemnified party of counsel, the indemnifying party will not be liable to the indemnified party under Section 12(a) and (b) of this Agreement for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense of such action other than reasonable costs of investigation unless (i) the indemnified party will have employed separate counsel in accordance with this Section 12(c) (it being understood, however, that the indemnifying party or parties will not be liable for the expenses of more than one separate counsel representing the indemnified parties under Section 12(a) of this Agreement who are parties to such action),
(ii) the indemnifying party or parties will not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, liability for expenses will be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought under this Agreement by the indemnified party, unless such settlement includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of the proceeding.

      13. Representations and Indemnities to Survive Delivery.

      The agreements, representations, warranties, indemnities and other statements of the parties and their officers set out in or made in accordance with this Agreement will remain in full force and effect, regardless of (a) any termination of this Agreement, (b) any investigation made


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by or on behalf of you, or the Fund, the Managing Member, the Investment
Manager, any Directors serving on the Board of Directors of the Fund, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (c) acceptance of any payments for Interests under this Agreement. The provisions of this Section 13 will survive the termination or cancellation of this Agreement.

      14. Intellectual Property Rights.

      (a) For purposes of this clause:

            (i) "IPR" means all intellectual property rights including, without limitation, copyrights, design rights, patent rights, know-how, trade marks, business names, domain names and copyrights in computer software belonging to the Fund.

            (ii) "Promotional Materials" means all materials used in the advertising and promotion of the Fund including, without limitation, brochures, web sites and the Memorandum, whether in paper, electronic or other form.

            (iii) "Trade Marks" means the registered and unregistered trade marks and trade mark applications that the Fund or the Investment Manager may license to you to use in a territory in respect of the Fund.

      (b) The Fund and the Investment Manager hereby grant to you the non-exclusive right to use the Trade Marks and other IPR in the Promotional Materials for the purpose of advertising, promoting and selling the Fund in accordance with the terms of and for the duration of this Agreement.

      (c) The ownership of any and all IPR that exists in the Promotional Materials and the Fund, howsoever disseminated or used by you, including any changes, adaptations, modifications or improvements to the Promotional Materials or the Fund, will remain the property of the Fund and will not vest in you or any of your officers, employees, delegates or agents.

      (d) The Fund and the Investment Manager make no representations or warranties as to the validity or enforceability of the Trade Marks or other IPR nor as to whether the same infringe upon any intellectual property rights of third parties.

      (e) You will enter into any document necessary for the recording, registration or safeguarding of IPR and for the assignment to the Fund of rights in the changes, adaptations, modifications or improvements referred to in
Section 14(c).

      15. Effective Date and Term of Agreement.

      This Agreement will become effective for all purposes as of the date of its execution and will remain in effect for an initial term of two years from such date, unless terminated by either party in accordance with the terms of this Agreement. Thereafter, this Agreement will continue in effect from year to year, provided that each continuance is approved by the Board of


                                       10
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Directors, including the vote of a majority of the Directors who are not
"interested persons," as defined by the 1940 Act and the rules under that Act, of the Fund.

      16. Termination.

      Either party may terminate this Agreement without cause by written notice to the other on not less than thirty (30) days' notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement, by written notice from the non-breaching party to the party in breach at any time.

      17. Delegation of Powers.

      You will be entitled to delegate all or any of your duties, functions or powers under this Agreement to another person or persons as sub-agent or sub-agents subject to the approval of the Managing Member. You will be solely responsible, however, for the acts and omissions of any such sub-agent as if such acts or omissions were your own and for the payment of any remuneration to such sub-agent.

      18. Notices.

      Any notice, consent, instruction or other instrument or communication required or permitted to be given hereunder by a party may be delivered in person, sent by courier service or certified or registered post, postage-prepaid, faxed or transmitted via e-mail to the address of the other parties set forth below or such other address as may be notified in writing to the other parties, and shall be deemed to have been properly delivered or given hereunder and shall be effective on: (i) the date of delivery if delivered in person or sent by Federal Express or other recognized courier who obtains a signature acknowledging receipt; (ii) the date of transmission, if faxed or transmitted via e-mail, provided that receipt of a facsimile or e-mail is verified by telephone (and failing such verification, only upon actual receipt); or (iii) five days after the same has been tendered for delivery by the post if sent by certified or registered post, postage prepaid.

         If to the Placement Agent:

         J.P. Morgan Securities Inc.
         Attn:  Jamie Daly
         345 Park Avenue
         New York, New York 10154
         Facsimile:  212-464-1116
         Email:  jamie.daly@jpmorgan.com

         If to the Fund:

         J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C.
         c/o PFPC Inc.
         Attn:  John F. Fulgoney
         301 Bellevue Parkway
         Wilmington, Delaware 19809


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
         Facsimile:  302-791-2461
         Email:  john.fulgoney@pfpc.com

         Copy to:

         J.P. Morgan Alternative Asset Management, Inc.
         Attn:  Lisa Vicital
         1211 Avenue of the Americas, 42nd Floor
         New York, New York 10036
         Facsimile:  917-464-9008
         Email:  lisa.vicital@jpmorgan.com

      19. Miscellaneous.

      (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered will constitute one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns and no other person will have any right or obligation under this Agreement.

      (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter of this Agreement, and neither this Agreement nor any of its terms may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning of this Agreement.

      20. Governing Law.

      This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions of such laws, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions will control.

      19. Bound Parties.

      The parties to this Agreement agree that the obligations of the Fund under this Agreement will not be binding upon any Directors or members of the Fund, or upon any officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund.

                  [Remainder of page intentionally left blank]


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
      If the foregoing correctly sets out our understanding with you, please indicate your acceptance in the space provided below.

                                      Very truly yours,

                                      J.P. MORGAN ATLAS GLOBAL LONG/SHORT
                                      EQUITY FUND, L.L.C.

                                      By: Ehrlich Associates, L.L.C., as its
                                          Managing Member

                                      By:    /s/ Harold B. Ehrlich
                                          --------------------------------------
                                          Name:  Harold B. Ehrlich
                                          Title: Chairman and Sole Member

                                      Date:  September 30, 2003

Agreed to and accepted:

J.P. MORGAN SECURITIES INC.

By:        /s/ Andrew E. Craighead
    ----------------------------------------
    Name:  Andrew E. Craighead
    Title: Managing Director

Date:  September 30, 2003


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